Exhibit 10.13

MUTUAL RELEASE

        THIS MUTUAL RELEASE is made this 24th day of February, 2004 by and between FIRST COMMUNITY FINANCIAL CORPORATION, an Arizona corporation (“FCFC”), and ADAMS GOLF, LTD., a Texas limited partnership (“Borrower”).

RECITALS:

        A. Borrower and FCFC entered into that certain Accounts Receivable Security Agreement dated March 26, 2003 (“the Security Agreement”), evidencing a lending relationship between Borrower and FCFC.

        B. Such lending relationship arising under the Security Agreement between the parties has terminated, by expiration, cancellation, or otherwise, and the parties are desirous of documenting the termination and release from further rights or obligations of the parties under the Security Agreement or any instruments relating thereto.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Borrower and FCFC hereby release and discharge each other and their officers, directors, servants, agents, employees, subsidiaries and affiliates from any and every claim, liability, obligation, cost, demand, accounts, contracts, damage, action and cause of action of whatever character, of any kind or nature, whether known or unknown, suspected or unsuspected, arising out of the Security Agreement or the lending relationship evidenced thereby. All accounts receivable which have heretofore been assigned to FCFC pursuant to the Security Agreement are hereby reassigned to Borrower without recourse or warranty.

2. Each of the parties hereto acknowledged that all indebtedness due or to become due directly or indirectly arising out of or related to the Security Agreement to the other party has been paid and satisfied.

3. Borrower and FCFC hereby agree that if either of them shall at any time take any action to contest, set aside, limit, revoke, or in any way question this Mutual Release, or assert any right or claim inconsistent herewith, such person shall indemnify and hold harmless the other party named above with respect to any claim, damage, expense or cost, including reasonable attorneys' fees, that said party may incur or suffer on account thereof.

4. Simultaneously with the execution and delivery of this Mutual Release by both parties, FCFC agrees to deliver to Borrower a Uniform Commercial Code Termination Statement, properly executed by FCFC, terminating the security interest claimed by FCFC in the collateral described in the Security Agreement.

5. This Release shall be governed as to its scope, interpretation, execution and performance solely by the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties have executed this Mutual Release in the date first hereinabove set forth.

FCFC:

FIRST COMMUNITY FINANCIAL CORPORATION,
an Arizona corporation

By: /S/ GREGG A. SHARP
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             Gregg A. Sharp

Its: Vice President

BORROWER:

ADAMS GOLF, LTD.,
a Texas limited partnership

GENERAL PARTNER:

Adams Golf GP Corp.,
a Delaware corporation

By: /S/ OLIVER G. BREWER
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         Oliver G. Brewer, III

Title: CEO
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LIMITED PARTNER:

Adams Golf Holding Corp.,
a Delaware corporation

By: /S/ OLIVER G. BREWER
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         Oliver G. Brewer, III

Title: CEO
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